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                                                                    EXHIBIT 23.2

              Consent of Independent Certified Public Accountants

     THE COMPANY HAS BEEN UNABLE TO OBTAIN THE NECESSARY CONSENT FROM THE COMPANY'S PREDECCESOR INDEPENDENT AUDITORS FOR THE FINANCIAL STATEMENTS, NOTES, SELECTED FINANCIAL DATA, AND MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 28, 1996, PRINCIPALLY AS A RESULT OF THE INDEPENDENT AUDITOR'S CONCERN OVER THE ABILITY OF THE COMPANY TO CONTINUE AS A GOING CONCERN. CONSEQUENTLY, THE FINANCIAL STATEMENTS AND NOTES THERETO, SELECTED FINANCIAL DATA, AND MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS, HEREIN CONTAINED, ALTHOUGH UNCHANGED FROM THE PRIOR YEAR FORM 10-K, ARE PRESENTED AS UNAUDITED. THE READER OF THE FINANCIAL STATEMENTS, NOTES, SELECTED FINANCIAL DATA, AND MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD CAREFULLY CONSIDER THE LACK OF A CONSENT FROM THE PREDECCESOR AUDITORS TO REISSUE THEIR AUDIT OPINION ON THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY FOR DECEMBER 28, 1996 PRESENTED IN THIS FORM 10-K